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POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Charles F. Cronin, J. Kendall Huber, and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by First Allmerica Financial Life Insurance Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

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SIGNATURE                         TITLE                                           DATE
---------                         -----                                           -----

/s/ Frederick H. Eppinger Jr.     Chairman of the Board                         02/01/2005
-----------------------------
Frederick H. Eppinger Jr.

/s/ Bonnie K. Haase               Director and Vice President                   02/01/2005
-----------------------------
Bonnie K. Haase

/s/ J. Kendall Huber              Director, Senior Vice President,              02/01/2005
-----------------------------     General Counsel and Assistant Secretary
J. Kendall Huber

/s/ John P. Kavanaugh             Director, Vice President and                  02/01/2005
-----------------------------     Chief Investment Officer
John P. Kavanaugh

/s/ Mark C. McGivney              Vice President and Treasurer                  02/01/2005
-----------------------------
Mark C. McGivney

/s/ Edward J. Parry, III          Director, Chief Financial Officer and         02/01/2005
-----------------------------     Assistant Treasurer
Edward J. Parry, III

/s/ Michael A. Reardon            Director, President and                       02/01/2005
-----------------------------     Chief Executive Officer
Michael A. Reardon

/s/ Gregory D. Tranter            Director, Vice President and                  02/01/2005
-----------------------------     Chief Information Officer
Gregory D. Tranter

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